INVESTMENT ADVISORY AGREEMENT
with
Merk Investments LLC
This INVESTMENT ADVISORY AGREEMENT (the “Agreement”) is made as of this 2nd day of May, 2022 by and between Merk Stagflation ETF (Cayman) (the “Company”), a Cayman Islands Exempted Company, and MERK INVESTMENTS LLC, a Delaware limited liability company with its principal place of business at 1150 Chestnut Street, Menlo Park, California 94025 (the “Adviser”).
W I T N E S S E T H
WHEREAS, the Company is a wholly-owned subsidiary of the Merk Stagflation ETF (the “US Fund”), a series of Listed Funds Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is intended to effect certain investments on behalf of the US Fund, consistent with the US Fund’s investment objective and policies specified in its Registration Statement (defined below) and the US Fund’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended; and.
WHEREAS, the Company has not been registered and does not intend to register under the 1940 Act and the shares issued by the Company have not been registered under the Securities Act of 1933 (“1933 Act”), and are being issued pursuant to an exemption therefrom; and
WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”) and is engaged in the business of supplying investment advice as an independent contractor; and
WHEREAS, the Board of Directors (the “Board”) of the Company has selected the Adviser to act as investment adviser to the Company and to provide certain related services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Company and the Adviser do hereby agree as follows:
1.The Adviser’s Services.
(a)Discretionary Investment Management Services. The Adviser shall act as investment adviser with respect to the Company. In such capacity, the Adviser shall, subject to the supervision of the Board, regularly provide the Company with investment research, advice and supervision and shall continuously furnish an investment program for the Company, consistent with the respective investment objectives and policies of the US Fund. The Adviser shall determine, from time to time, what securities or other assets shall be purchased for the Company, what securities or other assets shall be held or sold by the Company and what portion of the Company’ assets shall be held uninvested in cash, subject always to the provisions of the Company’s Articles of Association and Memorandum of Association and the US Fund’s registration statement on Form N-1A (the “Registration Statement”) under the 1940 Act and under the 1933 Act, covering US Fund shares, as filed with the U.S. Securities and Exchange Commission (the “Commission”), and to the investment objectives, policies and restrictions of the US Fund, as from time to time in effect. To carry out such obligations, the Adviser shall exercise full discretion and act for the Company in the same manner and with the same force and effect as the Company itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. No reference in this Agreement to the Adviser having full discretionary authority over the Company’s investments shall in any way limit the right of the Board, in its sole discretion, to establish or revise policies in connection with the management of the Company’s assets or to otherwise exercise its right to control the overall management of the Company.
(b)Selection of Sub-Adviser(s). The Adviser shall have the authority hereunder to select and retain sub-advisers, including an affiliated person (as defined under the 1940 Act) of the Adviser (each a “Sub-Adviser”), for the Company to perform some or all of the services for which the Adviser is responsible pursuant to this Agreement. The Adviser shall supervise the activities of the Sub-Adviser(s), and the retention of a Sub-Adviser by the Adviser shall not relieve the Adviser of its responsibilities under this Agreement. Any such Sub-Adviser shall be registered and in good standing with the Commission, if required, and capable of performing its sub-advisory duties pursuant to a sub-advisory agreement approved by the Company’s Board of Directors and, except as otherwise permitted by the 1940 Act or by rule or regulation, a vote of a majority of the outstanding voting securities of the US Fund. The Adviser will be solely responsible for compensating any Sub-Adviser for its services to the Company.
(c)Compliance. The Adviser agrees to comply with the requirements of the 1940 Act, the Advisers Act, the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable foreign, federal and state laws, rules and regulations, including those issued or implemented by self-regulatory organizations with authority of the Adviser, the Company, or the activities of the Company, such as the National Futures Association (“NFA”), and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. In particular, the Adviser will comply with all applicable Commodity Futures Trading Commission and NFA registration, reporting, and notice requirements, and will cause any Sub-Adviser and the Company to also comply with any such applicable registration, reporting and notice requirements. The Adviser also agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the US Fund, and with any policies, guidelines, instructions and procedures approved by the Board and provided to the Adviser. The Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the foregoing, including with respect to any investment policies and restrictions of the US Fund applied to the Company as disclosed in the US Fund’s Registration Statement. No supervisory activity undertaken by the Board shall limit the Adviser’s full responsibility for any of the foregoing.
(d)Proxy Voting. The Board has the authority to determine how proxies with respect to securities that are held by the Company shall be voted, and the Board has initially determined to delegate the authority and responsibility to vote proxies for the Company’s securities to the Adviser. So long as proxy voting authority for the Company has been delegated to the Adviser, the Adviser shall exercise its proxy voting responsibilities. The Adviser shall carry out such responsibility in accordance with any instructions that the Board shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Company. The Adviser shall provide periodic reports and keep records relating to proxy voting as the Board may reasonably request or as may be necessary for the US Fund to comply with the 1940 Act and other applicable law. Any such delegation of proxy voting responsibility to the Adviser may be revoked or modified by the Board at any time. The Company acknowledges and agrees that the Adviser may delegate its responsibility to vote proxies for the Company to the Company’s Sub-Adviser(s). The Adviser may, to the extent consistent with its fiduciary duty to the Company and with Rule 206(4)-6 under the Advisers Act, employ a third-party firm that specializes in corporate governance research and advising on proxy voting to assist the Adviser, subject to the Adviser’s oversight, in exercising the Adviser’s proxy voting responsibilities. The Company further acknowledges that, to the extent consistent with its fiduciary duty to the Company and with Rule 206(4)-6 under the Advisers Act, the Adviser may vote proxies for securities held by the Company differently than it votes proxies for the same securities held by other of the Adviser’s clients.

(e)Recordkeeping. The Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Company, except as otherwise provided herein or as may be necessary for the Adviser to supply to the Company or its Board the information required to be supplied under this Agreement.
The Adviser shall maintain separate books and detailed records of all matters pertaining to Company assets advised by the Adviser required by Rule 31a-1 under the 1940 Act (other than those records being maintained by any administrator, custodian or transfer agent appointed by the Company) relating to its responsibilities provided hereunder with respect to the Company, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the “Company’ Books and Records”). The Company’ Books and Records shall be available to the Board and the US Fund at any time upon request, shall be delivered to the US Fund upon the termination of this Agreement and shall be available without delay during any day the Company is open for business.
(f)Holdings Information and Pricing. The Adviser shall provide regular reports regarding Company holdings, and shall, as reasonably requested by the US Fund, the Company or its Board, furnish the US Fund, the Company and its Board from time to time with whatever information the US Fund, the Company or its Board believes is appropriate for this purpose. The Adviser agrees to immediately notify the Company if the Adviser reasonably believes that the value of any security held by the Company may not reflect its fair value. The Adviser agrees to provide any pricing information of which the Adviser is aware that is requested by the Company, its Board and/or any Company pricing agent to assist in the determination of the fair value of any Company holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the US Fund’s valuation procedures for the purpose of calculating the US Fund’s net asset value in accordance with procedures and methods established by the Board of the Trustees of the US Fund.
(g)Cooperation with Agents of the Company. The Adviser agrees to cooperate with and provide reasonable assistance to the Company, the US Fund, any Company custodian or foreign sub-custodians, any Company pricing agents and all other agents and representatives of the Company, such information with respect to the Company as they may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.
2.Code of Ethics. The Adviser represents that it has adopted a written code of ethics that complies with the requirements of Rule 17j-1 under the 1940 Act, which it will provide to the Company upon request. The Adviser shall ensure that its Access Persons (as defined in the Adviser’s Code of Ethics) comply in all material respects with the Adviser’s Code of Ethics, as in effect from time to time.
3.Information and Reporting. The Adviser shall provide the Company and its respective officers with such periodic reports concerning the obligations the Adviser has assumed under this Agreement as the Company may from time to time reasonably request.
4.Brokerage.
(a)Principal Transactions. In connection with purchases or sales of securities or other investments for the account of the Company, neither the Adviser nor any of its directors, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act.
(b)Placement of Orders. The Adviser shall arrange for the placing of all orders for the purchase and sale of securities or other investments for the Company’s account with the appropriate parties selected by the Adviser.

(c)Aggregated Transactions. On occasions when the Adviser deems the purchase or sale of a security or other investment to be in the best interest of the Company as well as other clients of the Adviser, the Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities or other investments to be sold or purchased. In such event, the Adviser will allocate securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, in the manner the Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to the Company and to such other clients under the circumstances.
5.Custody. Nothing in this Agreement shall permit the Adviser to take or receive physical possession of cash, securities or other investments of the Company. The parties further acknowledge that the custody of the Company’s assets will be carried out in compliance with Section 17(f) of the 1940 Act.
6.Allocation of Charges and Expenses. The Adviser will bear its own costs of providing services hereunder. The Adviser agrees to pay all expenses incurred by the Company except for the fee paid to the Adviser pursuant to Section 9 of this Agreement, interest charges on any borrowings, dividends and other expenses on securities sold short, taxes, brokerage commissions and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments, acquired fund fees and expenses, accrued deferred tax liability, and extraordinary expenses (collectively, “Excluded Expenses”).
The Company acknowledges and agrees that the Adviser may delegate its responsibility to pay some or all expenses incurred by the Company, except for Excluded Expenses, to one or more third parties, including but not limited to, Sub-Advisers.
7.Representations, Warranties and Covenants.
(a)Properly Registered. The Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Adviser, there is no proceeding or investigation that is reasonably likely to result in the Adviser being prohibited from performing the services contemplated by this Agreement. The Adviser agrees to promptly notify the Company of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to an investment company. The Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.
(b)ADV Disclosure. The Adviser has provided the Company with a copy of its Form ADV as most recently filed with the Commission and will, promptly after filing any amendment to its Form ADV with the Commission, furnish a copy of such amendments to the Company. The information contained in the Adviser’s Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
(c)Use of Names. The Adviser has the right to use the name “Merk Investments” in connection with its services to the Company and that, subject to the terms set forth in Section 8 of this Agreement, the Company shall have the right to use the name “Merk Investments” in connection with the Adviser’s management of the Company. The Adviser is not aware of any threatened or existing actions, claims, litigation or proceedings that would adversely affect or prejudice the rights of the Adviser or the Company to use the name “Merk Investments.”
(d)No Detrimental Agreement. The Adviser represents and warrants that it has no arrangement or understanding with any party, other than the Company, that would influence the decision of the Adviser with respect to its selection of securities for the Company, and that all selections shall be done in accordance with what is in the best interest of the Company.

(e)Conflicts. The Adviser shall act honestly, in good faith and in the best interests of the Company including requiring any of its personnel with knowledge of Company activities to place the interest of the Company first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Company, consistent with its fiduciary duties under applicable law.
(f)Representations. The representations and warranties in this Section 7 shall be deemed to be made on the date this Agreement is executed and at the time of delivery of the quarterly compliance report required by Section 3(a), whether or not specifically referenced in such report.
8.The Name. The Adviser grants to the Company a sublicense to use the name “Merk Investments” or “Merk” (the “Name”) as part of the name of the Company. The foregoing authorization by the Adviser to the Company to use the Name as part of the name of the Company is not exclusive of the right of the Adviser itself to use, or to authorize others to use, the Name; the Company acknowledges and agrees that, as between the Company and the Adviser, the Adviser has the right to use, or authorize others to use, the Name. The Company shall (1) only use the Name in a manner consistent with uses approved by the Adviser; (2) use its best efforts to maintain the quality of the services offered using the Name; and (3) adhere to such other specific quality control standards as the Adviser may from time to time promulgate. At the request of the Adviser, the Company will (a) submit to Adviser representative samples of any promotional materials using the Name; and (b) change the name of the Company within three months of its receipt of the Adviser’s request, or such other shorter time period as may be required under the terms of a settlement agreement or court order, so as to eliminate all reference to the Name and will not thereafter transact any business using the Name in the name of the Company; provided, however, that the Company may continue to use beyond such date any supplies of prospectuses, marketing materials and similar documents that the Company had on the date of such name change in quantities not exceeding those historically produced and used in connection with the Company.
9.Adviser’s Compensation. In exchange for its services and the payment of all expenses incurred by the Company, except for the management fee paid to the Adviser pursuant to this Agreement, interest charges on any borrowings, taxes, dividends and other expenses on securities sold short, brokerage commissions and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments, acquired fund fees and expenses, accrued deferred tax liability, and extraordinary expenses, the Adviser will receive a fee of 0.40%, based on the average daily net assets of the Company (“Management Fee”). The Management Fee will be payable monthly in arrears on the last business day of each calendar month. The Adviser will be responsible for paying any and all sub-advisory fees, if any, from its Management Fee or other resources. The Adviser may waive all or a portion of its fees with respect to the Company.
10.Independent Contractor. In the performance of its duties hereunder, the Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Company in any way or otherwise be deemed to be an agent of the Company.
11.Assignment. This Agreement is not assignable (withing the meaning of the Advisors Act) by either party without the prior consent of the other.
12.Entire Agreement and Amendments. This Agreement represents the entire agreement among the parties with regard to the investment management matters described herein and may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto except as otherwise noted herein.
13.Duration and Termination. This Agreement shall become effective upon the commencement of the Adviser’s management of the Company and shall remain in full force and effect continually thereafter, subject to renewal as provided in subparagraph (c) of this section and unless terminated automatically as set forth in Section 11 hereof or until terminated as follows:

(a)The Company may terminate this Agreement by not less than sixty (60) days’ written notice delivered or mailed by registered mail, postage prepaid, to the Adviser upon either (i) by vote of its Board or (ii) upon the affirmative vote of a majority of the outstanding voting securities of the Company; or
(b)The Adviser may at any time terminate this Agreement by not less than one-hundred twenty (120) days’ written notice delivered or mailed by registered mail, postage prepaid, to the Company; or
(c)This Agreement shall automatically terminate two years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Directors, or (ii) the vote of a majority of the outstanding voting securities of the Company.
Termination of this Agreement pursuant to this Section shall be without payment of any penalty.
In the event of termination of this Agreement for any reason, the Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Company and with respect to any of the assets, except as otherwise required by any fiduciary duties of the Adviser under applicable law. In addition, the Adviser shall deliver the Books and Records to the Company and the US Fund by such means and in accordance with such schedule as the Company or US Fund shall direct and shall otherwise cooperate, as reasonably directed by the Company and US Fund, in the transition of portfolio asset management to any successor of the Adviser.
14.[Reserved]
15.Liability of the Adviser.
The Adviser shall indemnify and hold harmless the Company and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, the “Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) by reason of or arising out of the Adviser’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement.
16.Enforceability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.
17.Limitation of Liability. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the Company and that no Director, officer or holder of shares of beneficial interest of the Company shall be personally liable for any of the foregoing liabilities.
18.Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without giving effect to any conflict or choice of law provisions of that State, provided that nothing herein shall be construed in any manner inconsistent with any rule, regulation or order of the Commission.
19.Paragraph Headings. The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.
20.Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

MERK STAGFLATION ETF (CAYMAN)			Merk Investments LLC

By:	/s/ Axel Merk	By:	/s/ Axel Merk
Name:	Axel Merk	Name:	Axel Merk
Title:	Director	Title:	President

Signature page to
CFC Advisory Agreement